Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SEC. 1350

In connection with the filing by Senior Housing Properties Trust (the “Company”) of the Annual Report on Form 10-K for the period ended December 31, 2017 (the “Report”), each of the undersigned hereby certifies, to the best of his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Adam D. Portnoy	/s/ David J. Hegarty
Adam D. Portnoy	David J. Hegarty
Managing Trustee	President and Chief Operating Officer

/s/ Richard W. Siedel, Jr.
Richard W. Siedel, Jr.
Chief Financial Officer and Treasurer

Date: February 27, 2018